                                                                       EXHIBIT 2

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                                ATMEL CORPORATION

        Atmel Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies that:

        A.      The name of this Corporation is Atmel Corporation.

        B. The date of filing of this Corporation's original Certificate of Incorporation with the Secretary of State of the State of Delaware was March 4, 1999.

        C. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Amended and Restated Certificate of Incorporation restates, integrates and amends the provisions of the Corporation's Certificate of Incorporation as follows:

                                    ARTICLE I

        The name of the corporation is Atmel Corporation (the "Corporation").

                                   ARTICLE II

        The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III

        The nature of the business or purposes to be conducted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

        The Corporation is authorized to issue two classes of stock to be designated, respectively, Common Stock and Preferred Stock. The total number of shares of all classes of stock which the Corporation has authority to issue is five hundred five million (505,000,000), consisting of five hundred million (500,000,000) shares of Common Stock, par value $0.001 per share (the "Common Stock"), and five million (5,000,000) shares of Preferred Stock, par value $0.001 per share (the "Preferred Stock").

        The Corporation shall from time to time in accordance with the laws of the State of Delaware increase the authorized amount of its Common Stock if at any time the number of Common Stock remaining unissued and available for issuance shall not be sufficient to permit conversion of the Preferred Stock.

        The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, subject to limitations prescribed by law, to fix by resolution or resolutions the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of each such series of Preferred Stock, including without limitation authority to fix by resolution or resolutions, the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of the foregoing.

        The Board of Directors is further authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series, the number of which was fixed by it, subsequent to the issue of shares of such series then outstanding, subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof stated in the resolution of the Board of Directors originally fixing the number of shares of such series. If the number of shares of any series is so decreased, then the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                    ARTICLE V

        The Corporation is to have perpetual existence.

                                   ARTICLE VI

        The election of directors need not be by written ballot unless a stockholder demands election by written ballot at a meeting of stockholders and before voting begins or unless the Bylaws of the Corporation shall so provide.

                                   ARTICLE VII

        The number of directors which constitute the whole Board of Directors of the Corporation shall be designated in the Bylaws of the Corporation.

        Vacancies occurring on the Board of Directors may be filled by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, at a meeting of the Board of Directors. A person so elected by the Board of Directors to fill a vacancy shall hold office until the next succeeding annual meeting of stockholders of the Corporation at which the class to which the directorship belongs is to be elected and until his or her successor shall have been duly elected and qualified.

                                  ARTICLE VIII

        No action shall be taken by the stockholders of the Corporation except at an annual or special meeting of the stockholders called in accordance with the Bylaws and no action shall be taken by the stockholders by written consent.

                                   ARTICLE IX

        Advance notice of stockholder nomination for the election of directors and of any other business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

                                    ARTICLE X

        In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, alter, amend or repeal the Bylaws of the Corporation.

                                   ARTICLE XI

        To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

        The Corporation may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer, employee or agent of the Corporation or any predecessor of the Corporation or serves or served at any other enterprise as a director, officer, employee or agent at the request of the Corporation or any predecessor to the Corporation.

        Neither any amendment nor repeal of this Article, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                                   ARTICLE XII

        At the election of directors of the Corporation, each holder of stock of any class or series shall be entitled to one vote for each share held. No stockholder will be permitted to cumulate votes at any election of directors.

                                  ARTICLE XIII

        Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the laws of the State of Delaware) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                   ARTICLE XIV

        The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights conferred herein are granted subject to this reservation.

                                   ARTICLE XV

        The Corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

        The undersigned declares under penalty of perjury that the matters set forth in the foregoing certificate are true of his own knowledge.

        IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Incorporation this ___ day of August 1999.



                                        By:
                                           -------------------------------------
                                           Mike Ross, Vice President and General
                                           Counsel and Assistant Secretary